Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-23885.

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
September 7, 2000